Exhibit 99.1

Kilroy Realty

Q4 2024 Supplemental Financial Report

6255

KILROY

Q4 2024 Supplemental Financial Report

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS
---------------

Strong Fourth Quarter Leasing Performance Results in Highest Quarterly and Annual Leasing Volumes Since 2019

LOS ANGELES, February 10, 2025 - Kilroy Realty Corporation (NYSE: KRC) (“Kilroy” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2024.

“Leasing activity meaningfully accelerated to more than 700,000 square feet in the fourth quarter, underscoring the recovery that we are seeing play out across our West Coast markets,” commented Angela Aman, CEO. “In addition to leasing execution, the team has remained active across all facets of our business, continuing our efforts to monetize significant components of our future land bank, selling our corporate aircraft, and, in January, successfully completing the development of Kilroy Oyster Point Phase 2. We are well positioned to capitalize on continued improvements in the leasing and transaction environments as we execute in 2025.”

Fourth Quarter Highlights

Financial Results
•Revenues of $286.4 million for the quarter ended December 31, 2024, as compared to $269.0 million for the quarter ended December 31, 2023
•Net income available to common stockholders of $59.5 million, or $0.50 per diluted share, for the quarter ended December 31, 2024 as compared to $47.3 million, or $0.40 per diluted share, for the quarter ended December 31, 2023
•Funds from operations (“FFO”) of $144.9 million, or $1.20 per diluted share, for the quarter ended December 31, 2024 as compared to $129.3 million, or $1.08 per diluted share, for the quarter ended December 31, 2023

Leasing and Occupancy
•Stabilized portfolio was 82.8% occupied and 84.9% leased at December 31, 2024
•During the quarter, signed approximately 708,000 square feet of leases, the highest quarterly leasing volume achieved since the fourth quarter of 2019
◦Leasing activity was comprised of 206,000 square feet of new leasing on previously vacant space, 356,000 square feet of new leasing on currently occupied space, and 146,000 square feet of renewal leasing
▪Includes 20,000 square feet of short-term leasing, primarily comprised of 14,000 square feet of short-term renewal leasing
•GAAP rents on leases signed during the quarter increased 3.4% and cash rents decreased 8.6% from prior levels on second generation leasing, excluding short-term leasing

Investment Activity
•In December 2024, committed to invest in a PropTech venture capital fund managed by Fifth Wall. This investment highlights the Company’s commitment to driving efficiencies throughout the portfolio by leveraging technology and the Company’s significant scale in its markets

Sale of Long-Lived Asset
•In November 2024, sold the Company’s corporate aircraft for gross proceeds of $19.8 million, which resulted in a gain on sale of approximately $6.0 million, or $0.05 per diluted share

Balance Sheet
•In December 2024, repaid the aggregate remaining principal balance of $403.7 million of senior unsecured senior notes on the maturity date

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Q4 2024 Supplemental Financial Report
Dividend
•The Board declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of $2.16 per share. The dividend was paid on January 9, 2025 to stockholders of record on December 31, 2024 (the ex-dividend date)

Full Year Highlights

Financial Results
•Revenues of $1,135.6 million for the year ended December 31, 2024, as compared to $1,129.7 million for the year ended December 31, 2023
•Net income available to common stockholders of $211.0 million, or $1.77 per diluted share, for the year ended December 31, 2024, as compared to $212.2 million, or $1.80 per diluted share for the year ended December 31, 2023
•Funds from operations (“FFO”) of $551.6 million, or $4.59 per diluted share, for the year ended December 31, 2024 as compared to $551.1 million, or $4.62 per diluted share, for the year ended December 31, 2023

Leasing and Occupancy
•During the year, signed approximately 1,778,000 square feet of leases, the highest annual leasing volume since 2019
◦Leasing activity was comprised of 536,000 square feet of new leasing on previously vacant space, 528,000 square feet of new leasing on currently occupied space, and 714,000 square feet of renewal leasing
▪Includes 361,000 square feet of short-term leasing, primarily comprised of 247,000 square feet of short-term renewal leasing
•During the quarter ended June 30, 2024, DermTech filed for bankruptcy and rejected its lease and, during the quarter ended September 30, 2024, the Company executed a 110,000 square foot short-term lease with the successor entity to facilitate DermTech’s interim operations. This lease has been excluded from the leasing productivity statistics above
•GAAP rents on leases signed during the year increased 8.2% and cash rents decreased 4.5% from prior levels on second generation leasing, excluding short-term leasing

Acquisition Activity
•During the third quarter of 2024, completed the acquisition of Junction at Del Mar, an approximately 104,000 square foot office property, comprised of two buildings in the Del Mar submarket of San Diego, for $35.0 million. The buildings are located adjacent to the Company’s One Paseo mixed-use project

Liquidity
•As of December 31, 2024, the Company had approximately $1.3 billion of total liquidity comprised of approximately $0.2 billion of cash and cash equivalents and approximately $1.1 billion available under the fully undrawn unsecured revolving credit facility

Sustainability and Corporate Social Responsibility
•During the year:
◦Achieved carbon neutral operations across the portfolio for the fifth consecutive year
◦Increased capacity from on-site solar at Company properties to over six megawatts of clean electricity
◦Listed on the U.S. EPA’s National Top 100 List of largest green power users
◦Awarded the ENERGY STAR Partner of the Year Sustained Excellence Award for the ninth consecutive year
◦Earned the highly competitive GRESB 5 Star designation for both Standing Assets and Development
◦Achieved 680,000 square feet of new ENERGY STAR certifications across the portfolio, bringing the total to over 10 million square feet of ENERGY STAR certified space

Q4 2024 Supplemental Financial Report
Recent Developments
•In January, received a temporary certificate of occupancy and progressed Kilroy Oyster Point Phase 2 from the under construction phase to the tenant improvement phase

Q4 2024 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The Company expects Nareit FFO for the full year 2025 of $3.85 to $4.05 per diluted share. In addition to the assumptions detailed below, 2025 guidance assumes a range of outcomes tied to the capitalization of interest expense and other carry costs related to future development projects and no impact from 2025 capital recycling activities.

Key Assumptions	2025 Guidance
Same Store Net Operating Income (“NOI”) growth (1) (2)	(1.5%) to (3.0%)
Average full year occupancy	80% to 82%
GAAP lease termination fee income	+/- $3 million
Non-Cash GAAP NOI adjustments (3)	$2 million to $5 million
General and administrative and Leasing costs	$83 million to $85 million
Interest income	+/- $6 million
Total development spending (4)	$100 million to $200 million

	Full Year 2025 Range
	Low End	High End
	$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$1.01	$1.22

Weighted average common shares outstanding - diluted (5)	118,775	118,775

Net income available to common stockholders	$120,000	$145,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,350	1,450
Net income attributable to noncontrolling interests in consolidated property partnerships	21,000	21,500
Depreciation and amortization of real estate assets	350,000	350,000
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(29,250)	(30,750)
Funds From Operations (2)	$463,100	$487,200

Weighted average common shares/units outstanding – diluted (6)	120,400	120,400

Nareit Funds From Operations per common share/unit – diluted (2)	$3.85	$4.05

 ________________________
(1)Beginning January 1, 2025, lease termination fee income will be excluded from the Company’s definition of NOI. Same Store NOI growth guidance for 2025 excludes the impact of lease termination fee income.
(2)For additional information, please refer to Management Statements on Non-GAAP Supplemental Measures on pages 32-34.
(3)Non-Cash GAAP NOI adjustments include the following items: Amortization of deferred revenue related to tenant-funded tenant improvements, Net effect of straight-line rents, Amortization of net below market rents, and Lease related adjustments and other.
(4)Represents cash funding of development projects, including certain amounts accrued for as of December 31, 2024.
(5)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards and the dilutive impact of contingently issuable shares.

Q4 2024 Supplemental Financial Report
(6)Calculated based on the weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

The Company’s guidance estimates for the full year 2025, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. These guidance estimates do not include the impact on the Company’s operating results from potential future acquisitions, dispositions (including any associated gains or losses), capital markets activity, impairment charges, or any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the Company provides guidance. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
The Company’s management will discuss fourth quarter results and the current business environment during the Company’s February 11, 2025 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. To participate and obtain conference call dial-in details, register by using the following link, https://www.netroadshow.com/events/login?show=5a66c71e&confId=76271. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/981389424. It may be necessary to download audio software to hear the conference call.

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Q4 2024 Supplemental Financial Report

This Supplemental Financial Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions, and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project”, and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs, and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events. Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas, and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the entertainment industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition, and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2023, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.
Pictured on cover page, in order of appearance: Mathilda Campus, Sunnyvale, CA | 360 Third Street, San Francisco, CA | Sunset Media Center, Hollywood, CA

01
Corporate Data and Financial Highlights

–Company Background
–Financial Highlights
–Consolidated Balance Sheets
–Consolidated Statements of Operations
–Funds From Operations and Funds Available for Distribution
–Net Operating Income

Q4 2024 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is a leading U.S. landlord and developer, with operations in San Diego, Los Angeles, the San Francisco Bay Area, Seattle, and Austin. The Company has over seven decades of experience developing, acquiring and managing office, life science, and mixed-use real estate assets. At December 31, 2024, the Company’s stabilized portfolio comprised of 123 buildings encompassing an aggregate of approximately 17.1 million square feet of primarily office and life science space that was 82.8% occupied and 84.9% leased. The Company also has 1,001 residential units in the Los Angeles and San Diego regions, which had an average occupancy of 92.2% for the quarter ended December 31, 2024.

Board of Directors		Executive and Senior Management Team		Investor Relations
Edward F. Brennan, PhD	Chair	Angela M. Aman	Chief Executive Officer	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Angela M. Aman		Justin W. Smart	President
Daryl J. Carter		Jeffrey R. Kuehling	EVP, Chief Financial Officer and Treasurer
Jolie A. Hunt		John A. Osmond	EVP, Head of Asset Management
Scott S. Ingraham		A. Robert Paratte	EVP, Chief Leasing Officer
Louisa G. Ritter		Heidi R. Roth	EVP, Chief Administrative Officer
Gary R. Stevenson		Lauren N. Stadler	EVP, General Counsel and Secretary	Doug S. Bettisworth	Senior Director, Corporate Finance
Peter B. Stoneberg		Eliott L. Trencher	EVP, Chief Investment Officer
		Merryl E. Werber	SVP, Chief Accounting Officer and Controller

Equity Research Coverage

Barclays		Green Street Advisors
Brendan Lynch	(212) 526-9428	Dylan Burzinski	(949) 640-8780
BofA Securities		J.P. Morgan
Jeffrey Spector	(646) 855-1363	Anthony Paolone	(212) 622-6682
BMO Capital Markets Corp.		Keybanc Capital Markets
John P. Kim	(212) 885-4115	Upal Rana	(917) 368-2316
BTIG		Mizuho Securities USA LLC
Thomas Catherwood	(212) 738-6140	Vikram Malhotra	(212) 282-3827
Citigroup Investment Research		RBC Capital Markets
Michael Griffin	(212) 816-5871	Mike Carroll	(440) 715-2649
Deutsche Bank Securities, Inc.		Scotiabank
Omotayo Okusanya	(212) 250-9284	Nicholas Yulico	(212) 225-6904
Evercore ISI		Wells Fargo
Steve Sakwa	(212) 446-9462	Blaine Heck	(410) 662-2556
Goldman Sachs & Co. LLC		Wolfe Research
Caitlin Burrows	(212) 902-4736	Andrew Rosivach	(646) 582-9250

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates, or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q4 2024 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023

INCOME ITEMS:
Revenues	$286,379	$289,938	$280,731	$278,581	$269,016
Capitalized Interest and Debt Costs	21,312	20,827	20,515	19,807	21,510
Cash Lease Termination Fees (1)	10	50	2,465	3,851	3,437
EARNINGS METRICS:
Net Income Available to Common Stockholders	$59,460	$52,378	$49,211	$49,920	$47,284
Net Operating Income (2)	196,114	196,691	189,447	189,270	184,725
EBITDA, as adjusted (3)	181,421	185,960	178,461	182,602	171,387
Company's Share of EBITDA, as adjusted (3)	173,578	178,475	170,860	173,942	163,059
Company's Share of EBITDA, as adjusted less interest income (3)	168,788	168,787	160,776	160,752	152,363
Funds From Operations (4)	144,875	140,448	132,587	133,723	129,257
Funds Available for Distribution (4)	109,087	96,820	114,834	125,328	109,528
PER SHARE INFORMATION (5):
Net Income Available to Common Stockholders per common share – diluted	$0.50	$0.44	$0.41	$0.42	$0.40
Funds From Operations per common share – diluted (4)	1.20	1.17	1.10	1.11	1.08
Dividends declared per common share	0.54	0.54	0.54	0.54	0.54
RATIOS (6):
Net Operating Income Margin (2)	68.5%	67.8%	67.5%	67.9%	68.7%
Net Debt to Company's Share of EBITDA, as adjusted Ratio (3)(7)	6.4x	6.4x	6.4x	6.3x	6.2x
Net Debt to Company's Share of EBITDA, as adjusted less interest income Ratio (3)(7)	6.8x	6.9x	6.8x	6.6x	6.5x
Fixed Charge Coverage Ratio - Net Income	1.3x	1.1x	1.0x	1.0x	1.0x
Fixed Charge Coverage Ratio - EBITDA, as adjusted (3)	3.5x	3.4x	3.3x	3.3x	3.4x
Net Income Payout Ratio	99.0%	111.6%	117.3%	114.9%	120.5%
FFO / FAD Payout Ratio (4)	44.4% / 59.0%	45.8% / 66.5%	48.3% / 55.7%	47.9% / 51.1%	49.5% / 58.4%
STABILIZED PORTFOLIO INFORMATION:
Change in Same Store Net Operating Income (8)	4.5%	1.5%	(5.7)%	(9.4)%	(10.6)%
Change in Same Store Cash Net Operating Income (8)	0.7%	2.7%	0.2%	(7.2)%	(1.2)%
Period End Occupancy Percentage	82.8%	84.3%	83.7%	84.2%	85.0%
Period End Leased Percentage	84.9%	85.8%	85.4%	85.7%	86.4%
Lease Composition (Net / Gross) (9)	52% / 48%	51% / 49%	51% / 49%	51% / 49%	51% / 49%

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 36-38 “Definitions Included in Supplemental.” Refer to pages 32-34 for Management Statements on non-GAAP supplemental measures.
(1)Represents cash receipts of lease termination fees in the period they are received, which may not correspond to the timing of GAAP revenue recognition of the lease termination fee over the remaining term of the lease.
(2)Please refer to page 39 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.
(3)Please refer to page 41 for a reconciliation of GAAP Net Income Available to Common Stockholders to the Company's EBITDA metrics.
(4)Please refer to page 6 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 42 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.
(5)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(6)Ratios are calculated based on current quarter annualized amounts unless otherwise noted.
(7)Calculated on a trailing-12 month basis. Please refer to page 30 for the calculation of this ratio.
(8)Calculated as the change over the same prior year period. For all quarterly periods in 2024, the Same Store Portfolio was comprised of 119 properties. For the fourth quarter of 2023, the Same Store Portfolio was comprised of 115 properties.
(9)Based upon annualized base rent, including 100% of consolidated property partnerships, as of the period end. Excludes leases at our three residential properties.

Q4 2024 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023

ASSETS:
Land and improvements	$1,750,820	$1,750,820	$1,743,170	$1,743,170	$1,743,170
Buildings and improvements	8,598,751	8,573,332	8,501,976	8,479,359	8,463,674
Undeveloped land and construction in progress	2,309,624	2,254,628	2,207,180	2,114,242	2,034,804
Total real estate assets held for investment	12,659,195	12,578,780	12,452,326	12,336,771	12,241,648
Accumulated depreciation and amortization	(2,824,616)	(2,747,494)	(2,671,141)	(2,594,996)	(2,518,304)
Total real estate assets held for investment, net	9,834,579	9,831,286	9,781,185	9,741,775	9,723,344
Cash and cash equivalents	165,690	625,395	835,893	855,007	510,163
Marketable securities	27,965	27,144	32,648	109,513	284,670
Current receivables, net	11,033	11,218	10,229	13,291	13,609
Deferred rent receivables, net	451,996	455,613	458,177	457,494	460,979
Deferred leasing costs and acquisition-related intangible assets, net	225,937	226,991	220,485	226,506	229,705
Right of use ground lease assets	129,222	129,492	129,760	130,026	125,506
Prepaid expenses and other assets, net	51,935	73,495	75,379	65,588	53,069
TOTAL ASSETS	$10,898,357	$11,380,634	$11,543,756	$11,599,200	$11,401,045

LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$598,199	$599,478	$600,741	$601,990	$603,225
Unsecured debt, net	3,999,566	4,401,678	4,519,796	4,518,297	4,325,153
Accounts payable, accrued expenses and other liabilities	285,011	354,785	361,759	401,892	371,179
Ground lease liabilities	128,422	128,606	128,787	128,966	124,353
Accrued dividends and distributions	64,850	64,844	65,118	65,111	64,440
Deferred revenue and acquisition-related intangible liabilities, net	142,437	151,670	160,284	166,436	173,638
Rents received in advance and tenant security deposits	71,003	71,033	73,013	73,777	79,364
Total liabilities	5,289,488	5,772,094	5,909,498	5,956,469	5,741,352
Equity:
Stockholders’ Equity
Common stock	1,181	1,181	1,174	1,174	1,173
Additional paid-in capital	5,209,653	5,203,195	5,216,699	5,208,753	5,205,839
Retained earnings	171,212	175,962	187,796	203,080	221,149
Total stockholders’ equity	5,382,046	5,380,338	5,405,669	5,413,007	5,428,161
Noncontrolling Interests
Common units of the Operating Partnership	52,472	52,441	52,985	53,087	53,275
Noncontrolling interests in consolidated property partnerships	174,351	175,761	175,604	176,637	178,257
Total noncontrolling interests	226,823	228,202	228,589	229,724	231,532
Total equity	5,608,869	5,608,540	5,634,258	5,642,731	5,659,693
TOTAL LIABILITIES AND EQUITY	$10,898,357	$11,380,634	$11,543,756	$11,599,200	$11,401,045

Q4 2024 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended					Twelve Months Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
REVENUES
Rental income	$281,355	$285,951	$275,919	$274,890	$265,643	$1,118,115	$1,117,737
Other property income	5,024	3,987	4,812	3,691	3,373	17,514	11,957
Total revenues	286,379	289,938	280,731	278,581	269,016	1,135,629	1,129,694
EXPENSES
Property expenses	63,249	63,593	59,279	57,320	60,731	243,441	228,964
Real estate taxes	24,026	26,677	29,009	29,239	21,000	108,951	105,868
Ground leases	2,990	2,977	2,996	2,752	2,560	11,715	9,732
General and administrative expenses (1)	17,470	18,066	18,951	17,579	22,078	72,066	93,434
Leasing costs	2,013	2,353	2,119	2,279	1,956	8,764	6,506
Depreciation and amortization	89,121	91,879	87,151	88,031	86,016	356,182	355,278
Total expenses	198,869	205,545	199,505	197,200	194,341	801,119	799,782
OTHER INCOME (EXPENSES)
Interest income	4,790	9,688	10,084	13,190	10,696	37,752	22,592
Interest expense	(33,245)	(36,408)	(36,763)	(38,871)	(32,325)	(145,287)	(114,216)
Gain on sale of long-lived assets (2)	5,979	—	—	—	—	5,979	—
Total other expenses	(22,476)	(26,720)	(26,679)	(25,681)	(21,629)	(101,556)	(91,624)
NET INCOME	65,034	57,673	54,547	55,700	53,046	232,954	238,288
Net income attributable to noncontrolling common units of the Operating Partnership	(593)	(509)	(458)	(502)	(471)	(2,062)	(2,083)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,981)	(4,786)	(4,878)	(5,278)	(5,291)	(19,923)	(23,964)
Total income attributable to noncontrolling interests	(5,574)	(5,295)	(5,336)	(5,780)	(5,762)	(21,985)	(26,047)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$59,460	$52,378	$49,211	$49,920	$47,284	$210,969	$212,241
Weighted average common shares outstanding – basic	118,047	117,830	117,375	117,338	117,240	117,649	117,160
Weighted average common shares outstanding – diluted	118,759	118,244	117,663	117,961	117,816	118,157	117,506
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.50	$0.44	$0.41	$0.42	$0.40	$1.78	$1.80
Net income available to common stockholders per share – diluted	$0.50	$0.44	$0.41	$0.42	$0.40	$1.77	$1.80

_______________________
(1)The three months and year ended December 31, 2023 includes $4.9 million and $17.0 million, respectively, of retirement costs for our former CEO and former President, primarily comprised of accelerated stock compensation expense.
(2)During the year ended December 31, 2024, the Company sold its corporate aircraft for a sales price of $19.8 million and recognized a gain on sale of approximately $6.0 million.

Q4 2024 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended					Twelve Months Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023

FUNDS FROM OPERATIONS (1):
Net income available to common stockholders	$59,460	$52,378	$49,211	$49,920	$47,284	$210,969	$212,241
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	593	509	458	502	471	2,062	2,083
Net income attributable to noncontrolling interests in consolidated property partnerships	4,981	4,786	4,878	5,278	5,291	19,923	23,964
Depreciation and amortization of real estate assets	87,536	90,243	85,589	86,460	84,402	349,828	348,064
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,695)	(7,468)	(7,549)	(8,437)	(8,191)	(31,149)	(35,236)
Funds From Operations (1)	$144,875	$140,448	$132,587	$133,723	$129,257	$551,633	$551,116
Weighted average common shares/units outstanding – basic (2)	119,521	119,702	120,034	119,660	118,896	119,729	118,895
Weighted average common shares/units outstanding – diluted (2)	120,234	120,115	120,322	120,283	119,473	120,236	119,241
FFO per common share/unit – basic (1)	$1.21	$1.17	$1.10	$1.12	$1.09	$4.61	$4.64
FFO per common share/unit – diluted (1)	$1.20	$1.17	$1.10	$1.11	$1.08	$4.59	$4.62

FUNDS AVAILABLE FOR DISTRIBUTION (1):
Funds From Operations (1)	$144,875	$140,448	$132,587	$133,723	$129,257	$551,633	$551,116
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(33,089)	(25,662)	(22,069)	(11,763)	(31,411)	(92,583)	(87,546)
Amortization of deferred revenue related to tenant-funded tenant improvements (3)	(4,065)	(4,213)	(4,358)	(6,502)	(5,717)	(19,138)	(20,697)
Net effect of straight-line rents	3,667	2,615	(634)	3,536	5,143	9,184	(8,578)
Amortization of net below market rents (4)	(846)	(885)	(886)	(904)	(973)	(3,521)	(6,648)
Amortization of deferred financing costs and net debt discount/premium	1,650	1,926	1,560	1,757	1,279	6,893	5,200
Non-cash amortization of share-based compensation awards and adjustments for executive retirement obligations (5)	4,443	(12,389)	5,889	3,381	8,498	1,324	36,858
Lease related adjustments and other (6)	(2,359)	(7,226)	830	1,216	1,966	(7,539)	4,921
Gain on sale of long-lived assets (7)	(5,979)	—	—	—	—	(5,979)	—
Adjustments attributable to noncontrolling interests in consolidated property partnerships	790	2,206	1,915	884	1,486	5,795	5,679
Funds Available for Distribution (1)	$109,087	$96,820	$114,834	$125,328	$109,528	$446,069	$480,305

________________________
(1)Please refer to pages 32-34 for Management Statements on non-GAAP supplemental measures. Reported per common share/unit amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(2)Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding. Diluted amounts per share also include non-participating share-based awards and the dilutive impact of contingently issuable shares.
(3)Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.
(4)Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.
(5)The three months ended September 30, 2024 and year ended December 31, 2024 include $17.1 million of cash retirement payments to our former CEO.
(6)Includes other cash and non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences.
(7)During the year ended December 31, 2024, the Company sold its corporate aircraft for a sales price of $19.8 million and recognized a gain on sale of approximately $6.0 million.

Q4 2024 Supplemental Financial Report

Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Operating Revenues:
Rental income (1)	$233,734	$223,835	4.4%	$920,917	$933,492	(1.3)%
Tenant reimbursements (1)	47,621	41,808	13.9%	197,198	184,245	7.0%
Other property income	5,024	3,373	48.9%	17,514	11,957	46.5%
Total operating revenues	286,379	269,016	6.5%	1,135,629	1,129,694	0.5%
Operating Expenses:
Property expenses	63,249	60,731	4.1%	243,441	228,964	6.3%
Real estate taxes	24,026	21,000	14.4%	108,951	105,868	2.9%
Ground leases	2,990	2,560	16.8%	11,715	9,732	20.4%
Total operating expenses	90,265	84,291	7.1%	364,107	344,564	5.7%
Net Operating Income (2)	$196,114	$184,725	6.2%	$771,522	$785,130	(1.7)%

________________________
(1)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.
(2)Please refer to page 32-34 for Management Statements on non-GAAP supplemental measures and page 39 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.

02
Portfolio Data

–Same Store Analysis
–Stabilized Portfolio Occupancy Overview by Region
–Information on Leases Commenced & Leases Executed
–Stabilized Portfolio Capital Expenditures
–Stabilized Portfolio Lease Expirations
–Top 20 Tenants
–Tenant Industry Diversification
–2024 Operating Property Acquisitions
–Consolidated Ventures (Noncontrolling Property Partnerships)

Q4 2024 Supplemental Financial Report

Same Store Analysis
(unaudited, $ in thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2024	2023	% Change	% Contribution	2024	2023	% Change	% Contribution

Total Same Store Portfolio (1)
Number of properties	119	119			119	119
Square Feet	16,209,399	16,209,399			16,209,399	16,209,399
Average Occupancy	83.5%	86.1%			84.4%	87.4%
Percent of Stabilized Portfolio (2)	94.6%				94.6%

Operating Revenues:
Rental income (3)	$222,614	$215,088	3.5%	4.3%	$881,361	$902,172	(2.3)%	(2.8)%
Tenant reimbursements (3)	43,370	40,078	8.2%	1.8%	182,808	172,580	5.9%	1.4%
Other property income	4,313	3,156	36.7%	0.6%	15,175	10,988	38.1%	0.6%
Total operating revenues	270,297	258,322	4.6%	6.7%	1,079,344	1,085,740	(0.6)%	(0.8)%
Operating Expenses:
Property expenses	60,701	58,215	4.3%	(1.3)%	234,210	221,448	5.8%	(1.7)%
Real estate taxes	21,475	20,084	6.9%	(0.8)%	98,799	99,359	(0.6)%	0.1%
Ground leases	2,044	1,916	6.7%	(0.1)%	8,041	7,588	6.0%	(0.1)%
Total operating expenses	84,220	80,215	5.0%	(2.2)%	341,050	328,395	3.9%	(1.7)%
Net Operating Income	$186,077	$178,107	4.5%	4.5%	$738,294	$757,345	(2.5)%	(2.5)%

Same Store Analysis (Cash Basis)

	Three Months Ended December 31,				Year Ended December 31,
	2024	2023	% Change	% Contribution	2024	2023	% Change	% Contribution
Total operating revenues (4)	$266,717	$261,491	2.0%	2.9%	$1,065,536	$1,060,463	0.5%	0.7%
Total operating expenses	84,153	80,116	5.0%	(2.2)%	340,735	327,997	3.9%	(1.7)%
Cash Net Operating Income (5)	$182,564	$181,375	0.7%	0.7%	$724,801	$732,466	(1.0)%	(1.0)%

________________________
(1)Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2023 and still owned and included in the stabilized portfolio as of December 31, 2024. Same Store includes 100% of consolidated property partnerships as well as our three residential properties.
(2)Based on rentable square feet at the end of the period.
(3)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.
(4)For same store cash basis, lease termination and restoration fees are recognized in the period they are received, which may not correspond to the timing of GAAP revenue recognition. Tenant prepayments are recognized in the applicable lease billing period.
(5)Please refer to pages 32-34 for Management Statements on non-GAAP supplemental measures. Please refer to page 39 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Store Net Operating Income and Same Store Cash Net Operating Income. Adjustments to GAAP operating revenues include the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and revenue reversals (recoveries) related to tenant creditworthiness.

Q4 2024 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

	Portfolio Breakdown		Total Rentable Square Feet (3)	Occupied at		Leased at (4)
STABILIZED PORTFOLIO (1)(2)	YTD NOI %	Rentable Square Feet %		12/31/2024	9/30/2024	12/31/2024	9/30/2024

Los Angeles
Hollywood / West Hollywood	8.8%	8.1%	1,383,563	84.7%	85.8%	85.5%	86.1%
El Segundo	3.2%	6.4%	1,103,595	72.8%	81.8%	73.6%	82.5%
Long Beach	2.2%	5.6%	957,706	84.6%	81.1%	91.9%	85.6%
West Los Angeles	2.2%	4.2%	729,231	60.0%	59.2%	60.0%	59.2%
Culver City	0.0%	1.0%	166,207	18.6%	18.6%	33.9%	18.6%
Total Los Angeles	16.4%	25.3%	4,340,302	75.0%	76.7%	77.6%	78.0%
San Diego
Del Mar	12.2%	11.1%	1,897,801	97.3%	96.4%	98.2%	97.4%
I-15 Corridor	1.4%	2.5%	427,762	76.6%	77.3%	84.5%	83.2%
Little Italy / Point Loma	0.3%	1.9%	319,879	49.7%	42.6%	52.0%	51.9%
University Towne Center	1.8%	1.3%	231,060	100.0%	100.0%	100.0%	100.0%
Total San Diego	15.7%	16.8%	2,876,502	89.2%	87.9%	91.2%	90.5%
San Francisco Bay Area
San Francisco CBD	26.3%	19.8%	3,400,600	80.5%	84.8%	81.1%	85.4%
Silicon Valley	8.6%	7.5%	1,286,100	94.1%	100.0%	94.1%	100.0%
South San Francisco	8.5%	4.7%	806,109	100.0%	100.0%	100.0%	100.0%
Other Peninsula	4.9%	4.0%	677,786	94.6%	94.6%	98.0%	98.0%
Total San Francisco Bay Area	48.3%	36.0%	6,170,595	87.4%	91.1%	88.1%	91.7%
Seattle
Lake Union / Denny Regrade	10.0%	12.1%	2,077,052	74.3%	74.2%	77.1%	75.7%
Bellevue	5.8%	5.4%	919,295	94.5%	94.4%	99.0%	94.9%
Total Seattle	15.8%	17.5%	2,996,347	80.5%	80.4%	83.8%	81.6%
Austin
Austin CBD	3.8%	4.4%	758,975	74.7%	74.2%	80.6%	80.7%
Total Austin	3.8%	4.4%	758,975	74.7%	74.2%	80.6%	80.7%
TOTAL STABILIZED PORTFOLIO	100.0%	100.0%	17,142,721	82.8%	84.3%	84.9%	85.8%

Average Occupancy
Quarter-to-Date	Year-to-Date
83.3%	83.9%
________________________
(1)Excludes residential properties.
(2)Buildings within a complex of properties are analyzed at the complex level.
(3)Occupied and leased percentage calculations presented throughout this report are based on rentable square feet at the end of the period, inclusive of all remeasurements that occurred during the period.
(4)Leases with a lease term of less than one year are included in the leased percentage upon lease commencement.

Q4 2024 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

		Rentable Square Feet	Occupied at		Leased at
	Submarket		12/31/2024	9/30/2024	12/31/2024	9/30/2024

Los Angeles, California
1350 Ivar Avenue	Hollywood / West Hollywood	16,448	100.0%	100.0%	100.0%	100.0%
1355 Vine Street	Hollywood / West Hollywood	183,129	100.0%	100.0%	100.0%	100.0%
1375 Vine Street	Hollywood / West Hollywood	159,236	100.0%	100.0%	100.0%	100.0%
1395 Vine Street	Hollywood / West Hollywood	2,575	100.0%	100.0%	100.0%	100.0%
1500 N. El Centro Avenue	Hollywood / West Hollywood	113,447	63.6%	63.6%	63.6%	63.6%
1525 N. Gower Street	Hollywood / West Hollywood	9,610	100.0%	100.0%	100.0%	100.0%
1575 N. Gower Street	Hollywood / West Hollywood	264,430	98.3%	98.3%	98.3%	98.3%
6115 W. Sunset Boulevard	Hollywood / West Hollywood	26,238	23.8%	23.8%	48.9%	23.8%
6121 W. Sunset Boulevard	Hollywood / West Hollywood	93,418	100.0%	100.0%	100.0%	100.0%
6255 W. Sunset Boulevard	Hollywood / West Hollywood	325,772	59.0%	64.6%	59.0%	65.2%
8560 W. Sunset Boulevard	Hollywood / West Hollywood	76,359	93.6%	93.6%	100.0%	93.6%
8570 W. Sunset Boulevard	Hollywood / West Hollywood	49,276	99.0%	94.5%	99.0%	99.0%
8580 W. Sunset Boulevard	Hollywood / West Hollywood	6,875	0.0%	0.0%	0.0%	0.0%
8590 W. Sunset Boulevard	Hollywood / West Hollywood	56,750	99.7%	97.4%	99.7%	99.7%
2240 E. Imperial Highway	El Segundo	122,870	100.0%	100.0%	100.0%	100.0%
2250 E. Imperial Highway	El Segundo	298,728	46.2%	80.0%	46.2%	80.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%	100.0%	100.0%	100.0%
909 N. Pacific Coast Highway	El Segundo	244,880	72.2%	71.3%	72.2%	72.2%
999 N. Pacific Coast Highway	El Segundo	138,389	48.7%	48.7%	54.4%	52.5%
3750 Kilroy Airport Way	Long Beach	10,718	100.0%	100.0%	100.0%	100.0%
3760 Kilroy Airport Way	Long Beach	166,761	80.4%	80.4%	80.4%	80.4%
3780 Kilroy Airport Way	Long Beach	221,452	96.6%	95.7%	98.1%	98.1%
3800 Kilroy Airport Way	Long Beach	192,476	93.5%	89.3%	93.5%	93.5%
3840 Kilroy Airport Way	Long Beach	138,441	77.6%	77.6%	98.3%	77.6%
3880 Kilroy Airport Way	Long Beach	96,923	51.9%	51.9%	90.8%	51.9%
3900 Kilroy Airport Way	Long Beach	130,935	87.3%	69.3%	87.3%	91.4%
12100 W. Olympic Boulevard	West Los Angeles	155,679	74.1%	74.1%	74.1%	74.1%
12200 W. Olympic Boulevard	West Los Angeles	154,544	32.0%	32.0%	32.0%	32.0%
12233 W. Olympic Boulevard	West Los Angeles	156,746	54.0%	50.2%	54.0%	50.2%
12312 W. Olympic Boulevard	West Los Angeles	78,900	100.0%	100.0%	100.0%	100.0%
2100/2110 Colorado Avenue	West Los Angeles	104,853	55.4%	55.4%	55.4%	55.4%
501 Santa Monica Boulevard	West Los Angeles	78,509	65.0%	66.5%	65.0%	66.5%
3101-3243 La Cienega Boulevard	Culver City	166,207	18.6%	18.6%	33.9%	18.6%
Total Los Angeles		4,340,302	75.0%	76.7%	77.6%	78.0%

Q4 2024 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

		Rentable Square Feet	Occupied at		Leased at
	Submarket		12/31/2024	9/30/2024	12/31/2024	9/30/2024

San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%	100.0%	100.0%	100.0%
12235 El Camino Real	Del Mar	53,751	100.0%	100.0%	100.0%	100.0%
12340 El Camino Real	Del Mar	109,307	100.0%	100.0%	100.0%	100.0%
12390 El Camino Real	Del Mar	73,238	100.0%	100.0%	100.0%	100.0%
12770 El Camino Real	Del Mar	75,035	100.0%	100.0%	100.0%	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%	100.0%	100.0%	100.0%
12790 El Camino Real	Del Mar	87,944	100.0%	100.0%	100.0%	100.0%
12830 El Camino Real	Del Mar	196,444	100.0%	100.0%	100.0%	100.0%
12860 El Camino Real	Del Mar	92,042	100.0%	100.0%	100.0%	100.0%
12348 High Bluff Drive	Del Mar	39,192	51.5%	51.5%	51.5%	51.5%
12400 High Bluff Drive	Del Mar	216,518	100.0%	100.0%	100.0%	100.0%
12707 High Bluff Drive *	Del Mar	59,245	93.5%	93.5%	100.0%	93.5%
12777 High Bluff Drive *	Del Mar	44,486	100.0%	100.0%	100.0%	100.0%
3579 Valley Centre Drive	Del Mar	54,960	94.7%	87.0%	94.7%	94.7%
3611 Valley Centre Drive	Del Mar	132,425	100.0%	100.0%	100.0%	100.0%
3661 Valley Centre Drive	Del Mar	131,662	100.0%	100.0%	100.0%	100.0%
3721 Valley Centre Drive	Del Mar	117,777	90.3%	78.9%	94.8%	90.3%
3811 Valley Centre Drive	Del Mar	118,912	100.0%	100.0%	100.0%	100.0%
3745 Paseo Place	Del Mar	95,871	86.3%	86.3%	94.1%	87.9%
13480 Evening Creek Drive North	I-15 Corridor	143,401	56.7%	56.7%	60.6%	56.7%
13500 Evening Creek Drive North	I-15 Corridor	137,660	100.0%	100.0%	100.0%	100.0%
13520 Evening Creek Drive North	I-15 Corridor	146,701	74.2%	76.3%	93.4%	93.4%
2100 Kettner Boulevard	Little Italy / Point Loma	212,423	30.2%	22.6%	33.7%	33.5%
2305 Historic Decatur Road	Little Italy / Point Loma	107,456	88.3%	82.1%	88.3%	88.3%
9455 Towne Centre Drive	University Towne Center	160,444	100.0%	100.0%	100.0%	100.0%
9514 Towne Centre Drive *	University Towne Center	70,616	100.0%	100.0%	100.0%	100.0%
Total San Diego		2,876,502	89.2%	87.9%	91.2%	90.5%

________________________
* Excluded from our Same Store portfolio.

Q4 2024 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

		Rentable Square Feet	Occupied at		Leased at
	Submarket		12/31/2024	9/30/2024	12/31/2024	9/30/2024

San Francisco Bay Area, California
100 Hooper Street	San Francisco CBD	417,914	95.5%	95.5%	100.0%	100.0%
100 First Street	San Francisco CBD	480,457	93.6%	93.6%	93.6%	93.6%
303 Second Street	San Francisco CBD	784,658	73.5%	73.5%	73.5%	73.5%
201 Third Street	San Francisco CBD	346,538	25.5%	68.2%	25.5%	68.2%
360 Third Street	San Francisco CBD	436,357	66.6%	66.6%	66.6%	66.6%
250 Brannan Street	San Francisco CBD	100,850	100.0%	100.0%	100.0%	100.0%
301 Brannan Street	San Francisco CBD	82,834	100.0%	100.0%	100.0%	100.0%
333 Brannan Street	San Francisco CBD	185,602	100.0%	100.0%	100.0%	100.0%
345 Brannan Street	San Francisco CBD	110,050	99.7%	99.7%	99.7%	99.7%
350 Mission Street	San Francisco CBD	455,340	99.7%	99.7%	99.7%	99.7%
1290-1300 Terra Bella Avenue	Silicon Valley	114,175	100.0%	100.0%	100.0%	100.0%
680 E. Middlefield Road	Silicon Valley	171,676	100.0%	100.0%	100.0%	100.0%
690 E. Middlefield Road	Silicon Valley	171,215	100.0%	100.0%	100.0%	100.0%
1701 Page Mill Road	Silicon Valley	128,688	100.0%	100.0%	100.0%	100.0%
3150 Porter Drive	Silicon Valley	36,886	100.0%	100.0%	100.0%	100.0%
505 Mathilda Avenue	Silicon Valley	212,322	100.0%	100.0%	100.0%	100.0%
555 Mathilda Avenue	Silicon Valley	212,322	100.0%	100.0%	100.0%	100.0%
599 Mathilda Avenue	Silicon Valley	76,031	0.0%	100.0%	0.0%	100.0%
605 Mathilda Avenue	Silicon Valley	162,785	100.0%	100.0%	100.0%	100.0%
345 Oyster Point Boulevard	South San Francisco	40,410	100.0%	100.0%	100.0%	100.0%
347 Oyster Point Boulevard	South San Francisco	39,780	100.0%	100.0%	100.0%	100.0%
349 Oyster Point Boulevard	South San Francisco	65,340	100.0%	100.0%	100.0%	100.0%
350 Oyster Point Boulevard	South San Francisco	234,892	100.0%	100.0%	100.0%	100.0%
352 Oyster Point Boulevard	South San Francisco	232,215	100.0%	100.0%	100.0%	100.0%
354 Oyster Point Boulevard	South San Francisco	193,472	100.0%	100.0%	100.0%	100.0%
4100 Bohannon Drive	Other Peninsula	47,643	100.0%	100.0%	100.0%	100.0%
4200 Bohannon Drive	Other Peninsula	43,600	69.4%	69.4%	69.4%	69.4%
4300 Bohannon Drive	Other Peninsula	63,430	63.5%	63.5%	100.0%	100.0%
4500 Bohannon Drive	Other Peninsula	63,429	100.0%	100.0%	100.0%	100.0%
4600 Bohannon Drive	Other Peninsula	48,413	100.0%	100.0%	100.0%	100.0%
4700 Bohannon Drive	Other Peninsula	63,429	100.0%	100.0%	100.0%	100.0%
900 Jefferson Avenue	Other Peninsula	228,226	100.0%	100.0%	100.0%	100.0%
900 Middlefield Road	Other Peninsula	119,616	100.0%	100.0%	100.0%	100.0%
Total San Francisco Bay Area		6,170,595	87.4%	91.1%	88.1%	91.7%

Q4 2024 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

		Rentable Square Feet	Occupied at		Leased at
	Submarket		12/31/2024	9/30/2024	12/31/2024	9/30/2024

Seattle, Washington
333 Dexter Avenue North	Lake Union / Denny Regrade	618,766	100.0%	100.0%	100.0%	100.0%
701 N. 34th Street	Lake Union / Denny Regrade	141,860	44.8%	44.8%	64.5%	64.5%
801 N. 34th Street	Lake Union / Denny Regrade	173,615	100.0%	100.0%	100.0%	100.0%
837 N. 34th Street	Lake Union / Denny Regrade	112,487	85.6%	85.6%	100.0%	85.6%
320 Westlake Avenue North	Lake Union / Denny Regrade	184,644	96.1%	94.3%	96.1%	96.1%
321 Terry Avenue North	Lake Union / Denny Regrade	135,755	100.0%	100.0%	100.0%	100.0%
401 Terry Avenue North	Lake Union / Denny Regrade	174,530	100.0%	100.0%	100.0%	100.0%
2001 8th Avenue	Lake Union / Denny Regrade	535,395	19.5%	19.5%	22.0%	19.5%
601 108th Avenue NE	Bellevue	490,738	98.7%	98.7%	98.7%	98.7%
10900 NE 4th Street	Bellevue	428,557	89.7%	89.5%	99.3%	90.5%
Total Seattle		2,996,347	80.5%	80.4%	83.8%	81.6%
Austin, Texas
200 W. 6th Street *	Austin CBD	758,975	74.7%	74.2%	80.6%	80.7%
Total Austin		758,975	74.7%	74.2%	80.6%	80.7%
TOTAL STABILIZED PORTFOLIO		17,142,721	82.8%	84.3%	84.9%	85.8%

________________________
* Excluded from our Same Store portfolio.

			Average Residential Occupancy
			Quarter-to-Date		Year-to-Date
RESIDENTIAL PROPERTIES	Submarket	Total No. of Units	12/31/2024	9/30/2024	12/31/2024

Los Angeles, California
1550 N. El Centro Avenue	Hollywood	200	90.3%	90.2%	90.5%
6390 De Longpre Avenue	Hollywood	193	92.7%	89.9%	91.6%
San Diego, California
3200 Paseo Village Way	Del Mar	608	92.7%	93.2%	93.5%
TOTAL RESIDENTIAL PROPERTIES		1,001	92.2%	92.0%	92.5%

Q4 2024 Supplemental Financial Report

Information on Leases Commenced (1)

Quarter to Date	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (2)	TI/LC Per Sq.Ft. /Year (2)	Changes in GAAP Rents (3)	Changes in Cash Rents (4)
	New	Renewal	New	Renewal	Total
2nd Gen Leasing (5)	14	15	84,718	132,154	216,872	63	$40.08	$7.63	12.4%	(2.5)%
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing (5)	4	—	21,530	—	21,530	87	$110.54	$15.25
TOTAL	18	15	106,248	132,154	238,402

Year to Date	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (2)	TI/LC Per Sq.Ft. /Year (2)	Changes in GAAP Rents (3)	Changes in Cash Rents (4)
	New	Renewal	New	Renewal	Total
2nd Gen Leasing (5)	53	49	392,651	466,780	859,431	62	$57.32	$11.09	19.5%	4.2%
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing (5)	10	—	107,029	—	107,029	141	$158.27	$13.47
TOTAL:	63	49	499,680	466,780	966,460

________________________
(1)Includes 100% of consolidated property partnerships. Excludes leases with a lease term of less than one year. During the three months and year ended December 31, 2024, 23,551 and 388,570 square feet of leases commenced with a lease term less than one year, respectively. The year ended December 31, 2024 further excludes a 109,790 square foot short-term lease signed with the successor entity of DermTech. During the second quarter, DermTech rejected its lease and the Company executed the short-term lease to facilitate DermTech’s interim operations.
(2)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs.
(3)Calculated as the change between the expiring GAAP rent and the new GAAP rent for the same space. Space that was vacant when the property was acquired is excluded from our change in rents calculations to provide a more meaningful market comparison.
(4)Calculated as the change between the expiring cash rent and the new cash rent for the same space. Space that was vacant when the property was acquired is excluded from our change in rents calculations to provide a more meaningful market comparison.
(5)Refer to pages 36-38 “Definitions Included in Supplemental.”

Q4 2024 Supplemental Financial Report

Information on Leases Executed (1)

Quarter to Date (2)	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents (4)	Changes in Cash Rents (5)	Retention Rates
	New	Renewal	New	Renewal	Total
2nd Gen Leasing (6)	19	15	541,562	132,154	673,716	69	$47.69	$8.29	3.4%	(8.6)%	33.8%
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing (6)	1	—	13,690	—	13,690	128	$176.44	$16.54
TOTAL	20	15	555,252	132,154	687,406

Year to Date (7)	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents (4)	Changes in Cash Rents (5)	Retention Rates
	New	Renewal	New	Renewal	Total
2nd Gen Leasing (6)	66	49	885,179	466,780	1,351,959	65	$50.03	$9.24	8.2%	(4.5)%	30.9%
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing (6)	10	—	65,328	—	65,328	99	$126.93	$15.39
TOTAL:	76	49	950,507	466,780	1,417,287

________________________
(1)Includes 100% of consolidated property partnerships. Excludes leases with a lease term of less than one year. During the three months and year ended December 31, 2024, we signed 20,208 and 360,671 square feet of leases with a lease term less than one year, respectively. The year ended December 31, 2024 further excludes a 109,790 square foot short-term lease signed with the successor entity of DermTech. During the second quarter, DermTech rejected its lease and the Company executed the short-term lease to facilitate DermTech’s interim operations.
(2)During the three months ended December 31, 2024, 19 new leases totaling 553,840 square feet were signed but not commenced as of December 31, 2024.
(3)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs.
(4)Calculated as the change between the expiring GAAP rent and the new GAAP rent for the same space. Space that was vacant when the property was acquired is excluded from our change in rents calculations to provide a more meaningful market comparison.
(5)Calculated as the change between the expiring cash rent and the new cash rent for the same space. Space that was vacant when the property was acquired is excluded from our change in rents calculations to provide a more meaningful market comparison.
(6)Refer to pages 36-38 “Definitions Included in Supplemental.”
(7)During the year ended December 31, 2024, 33 new leases totaling 700,504 square feet were signed but not commenced as of December 31, 2024.

Q4 2024 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023

2nd Gen Capital Expenditures: (1) (2) (3)
Capital Improvements	$13,935	$11,734	$10,029	$4,962	$12,872
Tenant Improvements & Leasing Commissions	19,154	13,928	12,040	6,801	18,539

Total	$33,089	$25,662	$22,069	$11,763	$31,411

Average Capital Expenditures to Average NOI Ratio - Trailing Five Quarters	13.0%

	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023

Major Repositioning Capital Expenditures: (1) (3) (4)
Capital Improvements	$1,716	$4,301	$9,940	$7,130	$1,411
Tenant Improvements & Leasing Commissions	—	—	—	89	(329)

Total	$1,716	$4,301	$9,940	$7,219	$1,082

	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023

1st Gen Capital Expenditures: (1) (5)
Tenant Improvements & Leasing Commissions	$2,259	$1,431	$3,773	$10,063	N/A

Total	$2,259	$1,431	$3,773	$10,063	N/A

________________________
(1)Refer to pages 36-38 “Definitions Included in Supplemental.”
(2)Includes 100% of capital expenditures of consolidated property partnerships.
(3)Tenant improvement and leasing commissions for projects classified as major repositioning are captured in 2nd Gen capital expenditures.
(4)Prior to Q1 2024, this category was titled “1st Generation (Nonrecurring) Capital Expenditures.” This category represents significant non-recurring capital expenditures for repositioning space that is expected to result in additional revenue generated when the space is re-leased.
(5)New category of capital expenditures beginning in Q1 2024.

Q4 2024 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary (1)(2)(3)
($ in thousands, except for annualized rent per sq. ft.)

# of Expiring Leases	67	74	77	58	49	55	47	17	11	19	19
% of Total Leased Sq. Ft.	5.2%	14.0%	7.9%	8.4%	8.9%	12.0%	16.4%	8.2%	7.2%	5.1%	6.7%
Annualized Base Rent (“ABR”)	$30,212	$93,174	$44,802	$71,467	$66,518	$98,690	$145,974	$74,380	$58,538	$47,932	$55,870
% of Total ABR (4)	3.8%	11.8%	5.7%	9.1%	8.5%	12.5%	18.5%	9.4%	7.4%	6.2%	7.1%
Annualized Rent per Sq. Ft.	$42.22	$48.16	$40.89	$61.56	$54.80	$59.39	$64.54	$66.10	$58.79	$67.45	$60.76
________________________
(1)For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of December 31, 2024, space leased under month-to-month leases, storage leases, vacant space, leases with a lease term of less than one year, intercompany leases and future lease renewal options not executed as of December 31, 2024.
(2)Adjusting for leasing transactions executed as of December 31, 2024 but not yet commenced, the 2025 and 2026 expirations would be reduced by 127,744 and 430,644 square feet, respectively.
(3)Square footage expiring in 2025 excludes 165,187 square feet of expiring short-term leases and 82,084 square feet of month-to-month leases.
(4)Includes 100% of annualized base rent of consolidated property partnerships.

Q4 2024 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2025	Los Angeles	36	215,751	1.6%	$9,367	1.2%	$43.42
	San Diego	16	209,322	1.5%	8,090	1.0%	—
	San Francisco Bay Area	6	106,773	0.8%	7,755	1.0%	72.63
	Seattle	9	183,727	1.3%	5,000	0.6%	27.21
	Austin	—	—	—%	—	—%	—
	Total	67	715,573	5.2%	$30,212	3.8%	$42.22

2026	Los Angeles	30	521,726	3.8%	$21,705	2.8%	$41.60
	San Diego	12	165,150	1.2%	9,158	1.2%	55.45
	San Francisco Bay Area	19	948,962	6.8%	49,748	6.2%	52.42
	Seattle	13	298,687	2.2%	12,563	1.6%	42.06
	Austin	—	—	—%	—	—%	—
	Total	74	1,934,525	14.0%	$93,174	11.8%	$48.16

2027	Los Angeles	41	743,785	5.4%	$27,767	3.5%	$37.33
	San Diego	20	167,423	1.2%	8,026	1.1%	47.94
	San Francisco Bay Area	6	95,156	0.7%	5,608	0.7%	58.93
	Seattle	10	89,198	0.6%	3,401	0.4%	38.13
	Austin	—	—	—%	—	—%	—
	Total	77	1,095,562	7.9%	$44,802	5.7%	$40.89

2028	Los Angeles	26	147,913	1.0%	$7,917	1.0%	$53.52
	San Diego	12	214,470	1.6%	12,173	1.5%	56.76
	San Francisco Bay Area	11	730,462	5.3%	49,234	6.3%	67.40
	Seattle	9	68,147	0.5%	2,143	0.3%	31.45
	Austin	—	—	—%	—	—%	—
	Total	58	1,160,992	8.4%	$71,467	9.1%	$61.56

2029	Los Angeles	14	321,878	2.3%	$19,027	2.4%	$59.11
	San Diego	19	258,983	1.9%	13,711	1.7%	52.94
	San Francisco Bay Area	6	424,376	3.2%	24,654	3.2%	58.09
	Seattle	9	204,317	1.5%	8,891	1.2%	43.52
	Austin	1	4,211	—%	235	—%	—
	Total	49	1,213,765	8.9%	$66,518	8.5%	$54.80

2030 and Beyond	Los Angeles	44	1,157,834	8.4%	$65,974	8.4%	$56.98
	San Diego	53	1,424,368	10.4%	88,443	11.2%	62.09
	San Francisco Bay Area	36	3,026,662	21.9%	232,348	29.6%	76.77
	Seattle	23	1,509,247	10.9%	69,571	8.9%	46.10
	Austin	12	556,212	4.0%	25,048	3.0%	45.03
	Total	168	7,674,323	55.6%	$481,384	61.1%	$62.73

________________________
(1)Includes 100% of annualized base rent of consolidated property partnerships.

Q4 2024 Supplemental Financial Report

Top 20 Tenants
($ in thousands)

	Tenant Name (1)	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet	Year(s) of Significant Lease Expiration(s) (3)	Weighted Average Remaining Lease Term (Years)
1	Global technology company	Seattle / San Diego	$44,851	849,826	5.7%	5.0%	2032 - 2033 / 2037	8.6
2	Cruise LLC	San Francisco Bay Area	35,449	374,618	4.5%	2.2%	2031	6.9
3	Stripe, Inc.	San Francisco Bay Area	33,110	425,687	4.2%	2.5%	2034	9.5
4	Adobe Systems, Inc.	San Francisco Bay Area / Seattle	27,897	522,879	3.5%	3.1%	2027 / 2031	6.4
5	LinkedIn Corporation / Microsoft Corporation	San Francisco Bay Area	26,142	587,429	3.3%	3.4%	2026	1.7
6	Salesforce, Inc.	San Francisco Bay Area / Seattle	24,706	472,988	3.1%	2.8%	2029 - 2030 / 2032	5.4
7	Okta, Inc.	San Francisco Bay Area	24,206	293,001	3.1%	1.7%	2028	3.8
8	DoorDash, Inc.	San Francisco Bay Area	23,842	236,759	3.0%	1.4%	2032	7.1
9	Netflix, Inc.	Los Angeles	21,854	361,388	2.8%	2.1%	2032	7.6
10	Cytokinetics, Inc.	San Francisco Bay Area	18,167	234,892	2.3%	1.4%	2033	8.8
11	Box, Inc.	San Francisco Bay Area	16,853	287,680	2.1%	1.7%	2028	3.5
12	Neurocrine Biosciences, Inc. (4)	San Diego	16,365	299,064	2.1%	1.7%	2025 / 2029 / 2031	5.7
13	DIRECTV, LLC	Los Angeles	16,085	532,956	2.0%	3.1%	2026 - 2027	2.7
14	Synopsys, Inc.	San Francisco Bay Area	15,492	342,891	2.0%	2.0%	2030	5.7
15	Viacom International, Inc.	Los Angeles	13,718	220,330	1.7%	1.3%	2028	4.0
16	Indeed, Inc.	Austin	13,430	330,394	1.7%	1.9%	2034	10.0
17	Sony Interactive Entertainment, LLC	San Francisco Bay Area	13,059	127,760	1.7%	0.7%	2030	5.3
18	Amazon.com (5)	Seattle	12,921	340,705	1.6%	2.0%	2025 / 2030	4.3
19	Riot Games, Inc.	Los Angeles	12,893	205,978	1.6%	1.2%	2026 / 2031	3.6
20	Tandem Diabetes Care, Inc.	San Diego	12,409	143,850	1.6%	0.8%	2035	10.3
	Total Top 20 Tenants		$423,449	7,191,075	53.6%	42.0%		6.0

________________________
(1)Includes subsidiaries of the tenant listed.
(2)The information presented is based upon annualized base rental revenues as of December 31, 2024 and includes 100% of annualized base rental revenues of consolidated property partnerships.
(3)We define significant lease expirations as those with space expiring greater than 25,000 rentable square feet.
(4)The 2025 lease expiration represents 26,043 rentable square feet expiring on June 30, 2025.
(5)The 2025 lease expiration represents 56,398 rentable square feet that expired on January 15, 2025.

Q4 2024 Supplemental Financial Report

Tenant Industry Diversification (1)

Annualized Base Rent (2)	Square Feet (3)

Other, 7%
Life Science & Health Care, 17%
Finance, Insurance, and Real Estate, 6%
Professional, Business, and Other Services, 9%
Media, 7%
Technology, 54%

Other, 8%
Life Science & Health Care, 16%
Finance, Insurance, and Real Estate, 7%
Professional, Business, and Other Services, 10%
Media, 8%
Technology, 51%

________________________
(1)Based on the North American Industry Classification System as of December 31, 2024.
(2)Includes 100% of annualized base rent of consolidated property partnerships.
(3)Based on occupied square footage as of December 31, 2024.

Q4 2024 Supplemental Financial Report

2024 Operating Property Acquisitions
($ in millions)

COMPLETED OPERATING PROPERTY ACQUISITIONS	Submarket	Month of Acquisition	Number of Buildings	Rentable Square Feet	Purchase Price (1)
1st Quarter
None

2nd Quarter
None

3rd Quarter
12707 & 12777 High Bluff Drive (Junction at Del Mar)	Del Mar	September	2	103,731	$35.0

4th Quarter
None

TOTAL			2	103,731	$35.0

_______________________
(1)Excludes acquisition-related costs.

Q4 2024 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)
(unaudited, $ in thousands)

Property	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Investment Management	San Francisco	480,457	56%
303 Second Street, San Francisco, CA	Norges Bank Investment Management	San Francisco	784,658	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (1)	Local developer	Redwood City	347,842	93%

	Quarter-to-Date	Year-to-Date
Total operating revenues	$32,993	$123,700
Total operating expenses	9,631	35,922
Net Operating Income - Consolidated Ventures (2)(3)	$23,362	$87,778
Adjustments:
Amortization of deferred revenue related to tenant-funded tenant improvements	(457)	(2,257)
Net effect of straight-line rents	(359)	177
Lease related adjustments and other	(505)	(30)
Other (3)	52	109
Cash Net Operating Income - Consolidated Ventures (4)	$22,093	$85,777

Company's Share of Cash Net Operating Income - Consolidated Ventures (4)	$14,406	$56,479

____________________
(1)Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.
(2)For breakout of Net Operating Income by partnership, refer to page 39, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.
(3)Includes revenue reversals (recoveries) related to tenant creditworthiness and other.
(4)Please refer to pages 32-34 for Management Statements on non-GAAP supplemental measures.

03
Development

–In-Process Development & Redevelopment
–Future Development Pipeline

Q4 2024 Supplemental Financial Report

In-Process Development & Redevelopment
($ in millions)

	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 12/31/2024 (3)(4)	% Leased	Total Project % Occupied
TENANT IMPROVEMENT (1)

Office / Life Science
San Francisco Bay Area
4400 Bohannon Drive (5)	Other Peninsula	4Q 2022	3Q 2025	48,000	55	44	—%	—%

San Diego
4690 Executive Drive (5)	University Towne Center	1Q 2022	3Q 2025	52,000	25	22	—%	—%

TOTAL:				100,000	$80	$66	—%	—%

UNDER CONSTRUCTION	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 12/31/2024 (3)	% Leased

Office / Life Science
San Francisco Bay Area
Kilroy Oyster Point - Phase 2 (6)	South San Francisco	2Q 2021	1Q 2026	875,000	$1,025	$798	—%

TOTAL:				875,000	$1,025	$798	—%

________________________
(1)Represents projects that have reached “cold shell condition” and are ready for tenant improvements, which may require additional major base building construction before being placed in service.
(2)For office and retail, represents the earlier of anticipated 95% occupancy date or one year from substantial completion of base building components. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction and other tenant related timing or project scope. For projects being redeveloped, redevelopment will occur in phases based on existing lease expiration dates and timing of the tenant improvement build-out.
(3)Represents costs incurred as of December 31, 2024, excluding accrued liabilities recorded in accordance with GAAP.
(4)For redevelopment properties, includes the existing depreciated basis for the buildings to be redeveloped.
(5)Redevelopment property.
(6)Subsequent to quarter end, received temporary certificate of occupancy and moved this project into the tenant improvement phase in January 2025.

Q4 2024 Supplemental Financial Report

Future Development Pipeline
($ in millions)

FUTURE DEVELOPMENT PIPELINE	Location	Approx. Developable Square Feet / Resi Units (1)	Total Cash Costs Incurred as of 12/31/2024 (2)

Los Angeles
1633 26th Street	West Los Angeles	190,000	$15
San Diego
Santa Fe Summit South / North	56 Corridor	600,000 - 650,000	116
2045 Pacific Highway	Little Italy	275,000	57
Kilroy East Village	East Village	1,100 units	68
San Francisco Bay Area
Kilroy Oyster Point - Phases 3 and 4	South San Francisco	875,000 - 1,000,000	236
Flower Mart	SOMA	2,300,000	619
Seattle
SIX0	Denny Regrade	925,000 and 650 units	191
Austin
Stadium Tower	Stadium District / Domain	493,000	76

TOTAL:			$1,378

________________________
(1)Represents developable office/life science square feet and/or residential units. The developable square feet, residential units, and scope of projects could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes, or project design.
(2)Represents costs incurred as of December 31, 2024, excluding accrued liabilities recorded in accordance with GAAP.

04
Debt and
Capitalization Data

–Capital Structure
–Debt Analysis

Q4 2024 Supplemental Financial Report

Capital Structure
As of December 31, 2024 ($ in thousands)

	Shares/Units	Aggregate Principal Amount (1) or $ Value Equivalent	% of Total Market Capitalization	Stated Rate (2)	Maturity Date

Unsecured Debt
Revolving Credit Facility		$—	—%	5.69%	7/31/2028 (3)
Term Loan Facility		200,000	2.1%	5.70%	10/3/2027 (4)
Private Placement Senior Notes Series A due 2026		50,000	0.6%	4.30%	7/18/2026
Private Placement Senior Notes Series B due 2026		200,000	2.1%	4.35%	10/18/2026
Private Placement Senior Notes Series A due 2027		175,000	1.9%	3.35%	2/17/2027
Private Placement Senior Notes Series B due 2029		75,000	0.8%	3.45%	2/17/2029
Private Placement Senior Notes due 2031		350,000	3.7%	4.27%	1/31/2031
Senior Notes due 2025		400,000	4.2%	4.38%	10/1/2025
Senior Notes due 2028 (5)		400,000	4.2%	4.75%	12/15/2028
Senior Notes due 2029		400,000	4.2%	4.25%	8/15/2029
Senior Notes due 2030		500,000	5.3%	3.05%	2/15/2030
Senior Notes due 2032 (5)		425,000	4.5%	2.50%	11/15/2032
Senior Notes due 2033 (5)		450,000	4.8%	2.65%	11/15/2033
Senior Notes due 2036		400,000	4.2%	6.25%	1/15/2036
		$4,025,000	42.6%	4.02%
Secured Debt (6)
12100,12200, and 12312 W. Olympic Blvd., Los Angeles		$152,668	1.6%	3.57%	12/1/2026
320 Westlake Ave. N. and 321 Terry Ave. N., Seattle		79,020	0.8%	4.48%	7/1/2027
One Paseo Mixed-Use Campus, San Diego		375,000	4.0%	5.90%	8/10/2034
		$606,688	6.4%	5.13%

Total Debt		$4,631,688	49.0%	4.17%

Equity and Noncontrolling Interest in the Operating Partnership (7)
Common limited partnership units outstanding (8)	1,150,574	$46,541	0.5%
Shares of common stock outstanding	118,046,674	4,774,988	50.5%
Total Equity and Noncontrolling Interest in the Operating Partnership		$4,821,529	51.0%

Total Market Capitalization		$9,453,217	100.0%

________________________
(1)Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.
(2)Our unsecured revolving credit facility and unsecured term loan facility's interest rates were calculated using the Secured Overnight Financing Rate (“SOFR”) plus a SOFR adjustment of 0.10% and a margin of 1.100% and 1.200%, respectively, based on our credit rating as of December 31, 2024. All other stated rates are fixed interest rates.
(3)Does not assume the exercise of the Company's two six-month extension options.
(4)The maturity of the unsecured term loan assumes the exercise of the two twelve-month extensions, at the Company’s election.
(5)Green bond.
(6)The mortgage notes are secured by the properties listed.
(7)Value based on closing share price of $40.45 as of December 31, 2024.
(8)Includes common units of the Operating Partnership not owned by the Company; does not include noncontrolling interests in consolidated property partnerships.

Q4 2024 Supplemental Financial Report

Debt Analysis
As of December 31, 2024 ($ in thousands)

Debt Maturities
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
2025
2026
2027 (1)
2028 (2)
2029
2030
2031
2032
2033
2034
2035
2036
Unsecured Bonds
Unsecured Private Placement Notes
Unsecured Green Bonds
Secured Debt
Unsecured Term Loan

Total Debt	$406,246	$401,317	$449,125	$400,000	$475,000	$500,000	$350,000	$425,000	$450,000	$375,000	—	$400,000
Weighted Average Stated Rate	4.37%	4.06%	4.58%	4.75%	4.12%	3.05%	4.27%	2.50%	2.65%	5.90%	—%	6.25%
% of Total	9%	9%	9%	9%	10%	11%	8%	9%	9%	8%	—%	9%
________________________
(1)The maturity date of the unsecured term loan assumes the exercise of the two twelve-month extensions, at the Company's election.
(2)As of December 31, 2024, there was no outstanding balance on our unsecured revolving credit facility maturing on July 31, 2028, before two six-month extensions, at the Company's election.

Q4 2024 Supplemental Financial Report

Debt Analysis, continued
As of December 31, 2024 ($ in thousands)

NET DEBT TO COMPANY'S SHARE OF EBITDA, AS ADJUSTED RATIOS (1)
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023

Total principal amount of debt	$4,631,688	$5,036,923	$5,158,432	$5,159,926	$4,961,406
Cash and cash equivalents	(165,690)	(625,395)	(835,893)	(855,007)	(510,163)
Certificates of deposit	—	—	—	(78,256)	(256,581)
Net debt	$4,465,998	$4,411,528	$4,322,539	$4,226,663	$4,194,662

Trailing 12-months Company's share of EBITDA, as adjusted (2)	$696,855	$686,336	$673,269	$672,267	$671,343

Trailing 12-months Company's share of EBITDA, as adjusted less interest income (2)	$659,103	$642,678	$632,284	$637,945	$648,751

Net debt to Company's share of EBITDA, as adjusted Ratio	6.4x	6.4x	6.4x	6.3x	6.2x

Net debt to Company's share of EBITDA, as adjusted less interest income Ratio	6.8x	6.9x	6.8x	6.6x	6.5x

KEY DEBT COVENANTS (3)
	Covenant	Actual Performance as of December 31, 2024

Unsecured Credit and Term Loan Facilities and Private Placement Notes:
Total debt to total asset value	less than 60%	33%
Fixed charge coverage ratio	greater than 1.5x	3.3x
Unsecured debt ratio	greater than 1.67x	3.09x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.62x

Unsecured Senior Notes due 2025, 2028, 2029, 2030, 2032, 2033, and 2036:
Total debt to total asset value	less than 60%	35%
Interest coverage	greater than 1.5x	5.2x
Secured debt to total asset value	less than 40%	5%
Unencumbered asset pool value to unsecured debt	greater than 150%	301%

________________________
(1)Please refer to pages 32-34 for Management Statements on non-GAAP supplemental measures.
(2)Calculated as the sum of the Company's share of EBITDA, as adjusted for the trailing four quarters. Please refer to page 41 for a reconciliation of GAAP Net Income Available to Common Stockholders to the Company's Share of EBITDA, as adjusted and the Company's Share of EBITDA, as adjusted less interest income.
(3)All covenant ratio titles utilize terms and are calculated as defined in the respective debt and credit agreements.

05
Non-GAAP Supplemental
Measures

Q4 2024 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures
Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on February 10, 2025 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as follows: consolidated operating revenues (rental income and other property income) less consolidated property and related expenses (property expenses, real estate taxes and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Q4 2024 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and the provision for bad debts. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted, Company's Share of EBITDA, as adjusted, and Company's Share of EBITDA, as adjusted less interest income:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on the sale of depreciable real estate and non-real estate assets, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by Nareit, as the Company does not have any unconsolidated joint ventures. The Company’s Share of EBITDA, as adjusted, is EBITDA, as adjusted less amounts attributable to noncontrolling interests in consolidated property partnerships. The Company’s Share of EBITDA, as adjusted less interest income also deducts interest income.

Net Debt to Company's Share of EBITDA, as adjusted Ratio and Net Debt to Company's Share of EBITDA, as adjusted less interest income Ratio:

Management believes that the ratios of our principal balance of debt, less cash and cash equivalents and certificates of deposit, divided by the Company’s share of EBITDA, as adjusted, as well as the Company's share of EBITDA, as adjusted less interest income are useful supplemental measures of the level of borrowed capital being used to increase the potential return of our real estate investments and proxies for a measure we believe is used by many lenders and rating agencies to evaluate our ability to repay and service our debt obligations. We believe the ratios are beneficial disclosure to investors as supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Other REITs may use different methodologies for calculating these ratios and, accordingly, the Company’s Net Debt to Company’s Share of EBITDA, as adjusted Ratio and Net Debt to Company's Share of EBITDA, as adjusted less interest income Ratio may not be comparable to other REITs.

Q4 2024 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adjusting FFO for recurring tenant improvements, leasing commissions, and capital expenditures, amortization of deferred revenue related to tenant-funded tenant improvements, the net effect of straight-line rents, amortization of net above (below) market rents for acquisition properties, non-cash amortization of deferred financing costs and net debt discounts and premiums, non-cash amortization of share-based compensation awards and adjustments for executive retirement obligations, lease related adjustments, gains and losses on sales of non-real estate assets, and amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

06
Definitions and Reconciliations

Q4 2024 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:
Annualized monthly contractual rents from existing tenants that includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.
Capital Expenditures:
Expenditures for capital improvements, tenant improvements costs (excluding tenant-funded tenant improvements), and leasing commissions.
Change in GAAP / Cash Rents (Leases Commenced):
Calculated as the change between the expiring GAAP rent and the new GAAP rent and the expiring cash rent and the new cash rent for the same space. Excludes leases for which the space was vacant when the property was acquired by the Company.
Change in GAAP / Cash Rents (Leases Executed):
Calculated as the change between the expiring GAAP rent and the new GAAP rent and the expiring cash rent and the new cash rent for the same space. Excludes leases for which the space was vacant when the property was acquired by the Company.
Estimated Stabilization Date (Development):
Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office and retail properties and upon substantial completion for residential properties.
FAD Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.
First Generation ("1st Gen"):
Space not yet leased at recently completed development and redevelopment properties that have been added to the stabilized portfolio. Capital expenditures for first generation space do not include expenditures for in-process development and redevelopment projects and these costs are not subtracted in our calculation of FAD.
Fixed Charge Coverage Ratio - EBITDA, as adjusted:
Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.
Fixed Charge Coverage Ratio - Net Income:
Calculated as net income, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

Q4 2024 Supplemental Financial Report

Definitions Included in Supplemental, continued
FFO Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.
GAAP Effective Rate:
The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.
Gross Lease Types:
Represents leases where the landlord is obligated to pay the tenant's proportionate share of certain operating expenses.
Interest Coverage Ratio:
Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).
Major Repositioning:
Space for which we are incurring significant non-recurring capital expenditures to reposition and is expected to result in additional revenue generated when re-leased. Capital improvements for this space are not subtracted in our calculation of FAD. Tenant improvement and leasing commissions for this space are are captured in 2nd Gen Capital Expenditures.
Net Effect of Straight-Line Rents:
Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.
Net Income Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by net income.
Net Leases Types:
Represents leases where the tenant is obligated to pay their proportionate share of certain operating expenses.
Net Operating Income Margins:
Calculated as net operating income divided by total revenues.
Redevelopment Properties:
Properties for which we expect to spend significant development and construction costs pursuant to a formal plan to change its use.
Rentable Square Feet:
Reflects the latest Building Owners and Managers Association (“BOMA”) measurement. All occupied and leased percentages presented throughout this report are calculated based on rentable square feet at the end of the period(s) presented.

Q4 2024 Supplemental Financial Report

Definitions Included in Supplemental, continued
Retention Rates (Leases Executed):
Calculated as the percentage of space renewed by existing tenants at lease expiration or termination.
Same Store Portfolio:
Our Same Store Portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2023 and still owned and included in the stabilized portfolio as of December 31, 2024. It includes our residential portfolio, which consists of our 200-unit residential tower and 193-unit Jardine project in Hollywood, California and 608 residential units at our One Paseo mixed-use project in Del Mar, California. It does not include undeveloped land, development and redevelopment properties currently committed for construction, under construction, or in the tenant improvement phase, and properties held-for-sale. Also excludes recently stabilized development and redevelopment projects. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Same Store Portfolio Rollforward
	Number of Buildings	Square Feet

Same Store Portfolio as of December 31, 2023	115	15,063,419
Stabilized Development and Redevelopment Properties Added	4	1,151,118
Remeasurements	—	(5,138)
Same Store Portfolio as of December 31, 2024	119	16,209,399
Stabilized Development and Redevelopment Properties Excluded from Same Store	2	829,591
Stabilized Acquisition Properties	2	103,731
Stabilized Portfolio as of December 31, 2024	123	17,142,721

Second Generation ("2nd Gen"):
Space at properties in the stabilized portfolio for which capital expenditures are generally recurring in nature or relate to space previously occupied. Tenant improvement and leasing commission capital expenditures for projects classified as Major Repositioning are captured in 2nd Gen Capital Expenditures.
Stated Interest Rate:
The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.
Tenant Improvement Phase:
Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

Q4 2024 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended (1)					Twelve Months Ended (2)
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Net Income Available to Common Stockholders	$59,460	$52,378	$49,211	$49,920	$47,284	$210,969	$212,241
Net income attributable to noncontrolling common units of the Operating Partnership	593	509	458	502	471	2,062	2,083
Net income attributable to noncontrolling interests in consolidated property partnerships	4,981	4,786	4,878	5,278	5,291	19,923	23,964
Net Income	65,034	57,673	54,547	55,700	53,046	232,954	238,288
Adjustments:
General and administrative expenses	17,470	18,066	18,951	17,579	22,078	72,066	93,434
Leasing costs	2,013	2,353	2,119	2,279	1,956	8,764	6,506
Depreciation and amortization	89,121	91,879	87,151	88,031	86,016	356,182	355,278
Interest income	(4,790)	(9,688)	(10,084)	(13,190)	(10,696)	(37,752)	(22,592)
Interest expense	33,245	36,408	36,763	38,871	32,325	145,287	114,216
Gain on sales of long-lived assets	(5,979)	—	—	—	—	(5,979)	—
Net Operating Income, as defined (3)	196,114	196,691	189,447	189,270	184,725	771,522	785,130
Wholly-Owned Properties	172,752	175,716	168,215	167,061	162,348	683,744	688,940
Consolidated property partnerships: (4)
100 First Street (5)	5,898	6,113	6,073	5,958	6,561	24,042	25,420
303 Second Street (5)	10,856	10,143	10,467	10,794	10,099	42,260	47,285
Crossing/900 (6)	6,608	4,719	4,692	5,457	5,717	21,476	23,485
Net Operating Income, as defined (3)	196,114	196,691	189,447	189,270	184,725	771,522	785,130
Non-Same Store Net Operating Income (7)	(10,037)	(8,127)	(8,486)	(6,578)	(20,892)	(33,228)	(27,785)
Same Store Net Operating Income	186,077	188,564	180,961	182,692	163,833	738,294	757,345
Adjustments:
Amortization of deferred revenue related to tenant-funded tenant improvements	(3,736)	(3,881)	(4,035)	(6,190)	(5,215)	(17,842)	(19,508)
Net effect of straight-line rents	4,499	4,193	2,084	5,443	8,140	16,219	(4,504)
Amortization of net below market rents	(335)	(334)	(335)	(353)	(422)	(1,357)	(4,267)
Lease related adjustments (8)	(2,201)	(5,266)	(467)	(135)	2,296	(8,069)	402
Other (9)	(1,740)	369	133	(1,206)	1,084	(2,444)	2,998
Same Store Cash Net Operating Income	$182,564	$183,645	$178,341	$180,251	$169,716	$724,801	$732,466

________________________
(1)For all quarterly periods in 2024, the Same Store Portfolio was comprised of 119 properties. For the fourth quarter of 2023, the Same Store Portfolio was comprised of 115 properties.
(2)Based upon the Same Store Portfolio as of December 31, 2024, which was comprised of 119 properties.
(3)Please refer to page 32-34 for Management Statements on non-GAAP supplemental measures.
(4)Reflects Net Operating Income for all periods presented.
(5)For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.
(6)For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.
(7)Includes the results of one office development building added to the stabilized portfolio during the third quarter of 2023, one office development building added to the stabilized portfolio during the fourth quarter of 2023, and our in-process and future development projects.
(8)Includes non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences.
(9)Includes revenue reversals (recoveries) related to tenant creditworthiness and other.

Q4 2024 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income, continued
(unaudited, $ in thousands)

	Three Months Ended (1)
	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Net Income Available to Common Stockholders	$52,762	$55,587	$56,608	$52,625
Net income attributable to noncontrolling common units of the Operating Partnership	515	537	560	588
Net income attributable to noncontrolling interests in consolidated property partnerships	5,460	5,151	8,062	6,262
Net Income	58,737	61,275	65,230	59,475
Adjustments:
General and administrative expenses	24,761	22,659	23,936	25,217
Leasing costs	1,852	1,326	1,372	1,404
Depreciation and amortization	85,224	90,362	93,676	91,396
Interest income	(7,015)	(3,421)	(1,460)	(1,264)
Interest expense	29,837	26,383	25,671	23,550
Gain on sale of depreciable operating property	—	—	—	—
Net Operating Income, as defined (2)	193,396	198,584	208,425	199,778
Wholly-Owned Properties	170,492	176,582	179,500	174,983
Consolidated property partnerships: (3)
100 First Street (4)	6,782	6,075	6,011	6,116
303 Second Street (4)	10,243	9,706	17,247	12,702
Crossing/900 (5)	5,879	6,221	5,667	5,977
Net Operating Income, as defined (2)	193,396	198,584	208,425	199,778
Non-Same Store Net Operating Income (6)	(7,541)	(6,760)	(6,866)	(16,435)
Same Store Net Operating Income	185,855	191,824	201,559	183,343
Adjustments:
Amortization of deferred revenue related to tenant-funded tenant improvements	(4,570)	(4,645)	(4,893)	(4,607)
Net effect of straight-line rents	(828)	(5,269)	(5,359)	(3,689)
Amortization of net below market rents	(483)	(1,057)	(2,305)	(2,287)
Lease related adjustments (7)	(1,652)	(3,820)	4,819	(2,010)
Other (8)	433	1,002	480	1,008
Same Store Cash Net Operating Income	$178,755	$178,035	$194,301	$171,758

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(1)Same Store Portfolio as of the most recent comparative period. For all quarterly periods in 2023, the Same Store Portfolio was comprised of 119 properties. For the fourth quarter of 2022, the Same Store Portfolio was comprised of 115 properties.
(2)Please refer to page 32-34 for a Management Statements on non-GAAP supplemental measures.
(3)Reflects Net Operating Income for all periods presented.
(4)For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.
(5)For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City.
(6)Includes the results of one office development building added to the stabilized portfolio during the third quarter of 2023, one office development building added to the stabilized portfolio during the fourth quarter of 2023, and our in-process and future development projects.
(7)Includes non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences.
(8)Includes revenue reversals (recoveries) related to tenant creditworthiness and other.

Q4 2024 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Company's Share of EBITDA, as adjusted
(unaudited, $ in thousands)

	Three Months Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Net Income Available to Common Stockholders	$59,460	$52,378	$49,211	$49,920	$47,284
Interest expense	33,245	36,408	36,763	38,871	32,325
Depreciation and amortization	89,121	91,879	87,151	88,031	86,016
Net income attributable to noncontrolling common units of the Operating Partnership	593	509	458	502	471
Net income attributable to noncontrolling interests in consolidated property partnerships	4,981	4,786	4,878	5,278	5,291
Gain on sales of long-lived assets	(5,979)	—	—	—	—
EBITDA, as adjusted (1)	181,421	185,960	178,461	182,602	171,387

EBITDA, as adjusted (1), attributable to noncontrolling interests in consolidated property partnerships	(7,843)	(7,485)	(7,601)	(8,660)	(8,328)

Company's share of EBITDA, as adjusted (1)	173,578	178,475	170,860	173,942	163,059

Interest income	(4,790)	(9,688)	(10,084)	(13,190)	(10,696)

Company's share of EBITDA, as adjusted less interest income (1)	$168,788	$168,787	$160,776	$160,752	$152,363

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(1)Please refer to pages 32-34 for Management Statements on non-GAAP supplemental measures.

Q4 2024 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended					Year Ended December 31,
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	2024	2023
GAAP Net Cash Provided by Operating Activities	$108,237	$176,350	$88,693	$167,869	$110,223	$541,149	$602,589
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(33,089)	(25,662)	(22,069)	(11,763)	(31,411)	(92,583)	(87,546)
Depreciation of non-real estate furniture, fixtures and equipment	(1,585)	(1,636)	(1,562)	(1,571)	(1,614)	(6,354)	(7,214)
Net changes in operating assets and liabilities (1)	42,445	(46,785)	55,471	(21,554)	39,064	29,577	1,816
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(6,905)	(5,262)	(5,634)	(7,553)	(6,705)	(25,354)	(29,557)
Cash adjustments related to investing and financing activities	(16)	(185)	(65)	(100)	(29)	(366)	217
Funds Available for Distribution (2)	$109,087	$96,820	$114,834	$125,328	$109,528	$446,069	$480,305

_______________________
(1)Primarily includes changes in the following assets and liabilities: marketable securities, current receivables, prepaid expenses and other assets, accounts payable, accrued expenses and other liabilities, and rents received in advance and tenant security deposits.
(2)Please refer to page 32-34 for Management Statements on non-GAAP supplemental measures.